                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                ----------------


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 24, 2000

                               Moore-Handley, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)


          Delaware                      0-14324                 63-0819773
          --------                      -------                 ----------
(State or other jurisdiction       (Commission File No.)      (IRS Employer
     of incorporation)                                      Identification No.)


                              3140 Pelham Parkway,
                              Pelham, Alabama 35124
             ------------------------------------------------------
          (Address of principal executive offices, including zip code)

         Registrant's telephone no., including area code: (205) 663-8011
         -----------------------------------------------

Item 7.           Exhibits.

                  Exhibit 99.       Report to Employees dated October 24, 2000.

Item 9.           Regulation FD Disclosure

                  Attached hereto as Exhibit 99 is a report to Employees dated October 24, 2000 (the "Report"), which is incorporated by reference herein and furnished pursuant to this Item 9 and shall not be deemed to be filed.

         Certain of the statements contained in the Report are forward-looking statements. Words such as "expects", "believes", "estimates", "anticipates", "in the process", "could", "target" and "objective" indicate the presence of forward-looking statements. There can be no assurance that future developments will be in accordance with management's expectations or that the effect of future developments on the Company will be those anticipated by management. Among the factors that could cause actual results to differ materially from estimates reflected in such forward-looking statements are the following:

- competitive pressures on sales and pricing, including those from other wholesale distributors and those from retailers in competition with the Company's customers;

- the Company's ability to achieve projected cost savings from its warehouse modernization program and ongoing cost reduction efforts;

- changes in cost of goods and the effect of differential terms and conditions available the larger competitors of the Company;

- uncertainties associated with any acquisition the Company may seek to implement;

-        changes in general economic conditions, including interest rates; and

- impact of year 2000 on the Company's operations, including issues relating to the compliance or lack thereof by third-party suppliers.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 MOORE-HANDLEY, INC.
                                 ------------------
                                 (Registrant)
Date: October 24, 2000

                                 By:  /s/ Michael J. Gaines
                                      ---------------------------------------
                                 Name: Michael J. Gaines
                                 Title: President and Chief Operating Officer

                                  EXHIBIT INDEX

99.      Report to employees dated October 24, 2000